Exhibit 10.38

AMENDED AND RESTATED GUARANTY AGREEMENT

THIS AMENDED AND RESTAED GUARANTY AGREEMENT, dated as of August 30, 2006 (the “Amended and Restated Guaranty”), by Uluru Delaware Inc. (f/k/a Uluru Inc.), a Delaware corporation (successor by merger to Uluru Acquisition Corp., a Delaware corporation) (the “Guarantor”) in favor of the undersigned Buyers listed on Schedule I attached hereto (collectively, the “Buyer”).

WITNESSETH:

WHEREAS, on or around October 12, 2005, Oxford Ventures, Inc., a Nevada corporation (now known as Uluru Inc., a Nevada corporation) and the Buyer entered into a Securities Purchase Agreement (as amended to date, the “Securities Purchase Agreement”) pursuant to which Oxford Ventures, Inc., a Nevada corporation, issued and the Buyer purchased, at the first closing, Convertible Debentures in an amount up to $13,000,000;

WHEREAS, on or around October 12, 2005, Uluru Acquisition Corp, a Nevada corporation entered into the Guaranty Agreement (the “Original Guaranty”) in favor of the buyers listed on Schedule I thereto;

WHEREAS, to secure the Obligations of the Guarantor to the Buyer, the Guarantor and the Buyer entered into that certain Security Agreement, dated on or around October, 12, 2005 (the “Security Agreement”) pursuant to which, among other things, the Guarantor granted to the Buyer a security interest in and to the Pledged Property (as defined in the Security Agreement);

WHEREAS, on March 31, 2006, Oxford Ventures, Inc., a Nevada corporation changed its name to Uluru Inc., a Nevada corporation;

WHEREAS, on March 31, 2006, Uluru Acquisition Corp., a Delaware corporation merged with and into Uluru, Inc., a Delaware corporation, and on June 8, 2006, Uluru Inc., a Delaware corporation, changed its name to Uluru Delaware Inc.;

WHEREAS, the Guarantor is a wholly owned subsidiary of Uluru Inc., a Nevada corporation (“Parent”);

WHEREAS, on the date hereof, the Securities Purchase Agreement will be amended to provide for the purchase of Convertible Debentures at the second closing in an aggregate amount of $3,000,000 and, in connection therewith, (i) the Convertible Debentures issued to each Buyer will be amended and restated (the Convertible Debentures issued to each Buyer, as amended and restated, are hereinafter referred to as the “Debentures”) and (ii) the Investor Registration Rights Agreement, dated on or around October 12, 2005, by and among the Company and the Buyer will be amended and restated (the “Amended and Restated Investor Registration Rights Agreement”)

WHEREAS, each of the parties hereto desires to amend the Original Guaranty in order to reflect the amendments to the Securities Purchase Agreement that shall occur concurrently herewith; and

WHEREAS, each of the parties hereto agrees that the execution, delivery and performance of this Amended and Restated Guaranty directly benefits, and is in such Person’s best interest.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Guarantors hereby agree that the Original Guaranty shall be amended and restated as follows:

Section 1. Definitions. All terms used in this Amended and Restated Guaranty which are defined in the Debentures and not otherwise defined herein shall have the same meanings herein as set forth in the Debentures.

Section 2. Guaranty.

(a) The Guarantor does hereby irrevocably, absolutely and unconditionally guaranty the prompt payment by Parent, as and when due and payable (whether maturity, Scheduled Payment, acceleration, demand or otherwise), of all of the obligations (collectively, the “Obligations”) from time to time owing by Parent to the Buyer under the Debentures, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any insolvency proceeding with respect to Parent, whether or not a claim for post-filing interest is allowed in such proceeding), fees, commissions, expense reimbursements, indemnifications or otherwise, and whether accruing before or subsequent to the commencement of any insolvency proceeding with respect to Parent (notwithstanding the operation of the automatic stay under Section 362(a) of the US Bankruptcy Code), and the due performance and observance by Parent of its other Obligations now or hereafter existing in respect of the Debentures or any transaction documents executed in connection with the first closing or the second closing of the Securities Purchase Agreement, including, without limitation, the accrued but unpaid Liquidated Damages (as defined in the Amended and Restated Investor Registration Rights Agreement) specified in Section 2(e) of the Amended and Restated Investor Registration Rights Agreement (the “Guaranteed Obligations”),

(b) The Guarantor does hereby agrees to pay any and all expenses (including counsel fees and expenses) incurred by the Buyer in enforcing any rights under this Amended and Restated Guaranty. Without limiting the generality of the foregoing, the Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by Parent to the Buyer under the Debentures but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving Parent or any Guarantor.

Section 3. Guaranty Absolute; Continuing Guaranty; Assignments.

(a) The Guarantor hereby guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Debentures, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Buyer with respect thereto. The Guarantor agrees that its guarantee constitutes a guaranty of payment of the Obligations and not of collection and waives any right to require that any resort be made by the Buyer to any collateral. The Obligation of the Guarantor under this Amended and Restated Guaranty are independent of the Obligation under the Debentures, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Amended and Restated Guaranty, irrespective of whether any action is brought against Parent or the Guarantor or whether Parent or the Guarantor is joined in any such action or actions. The liability of the Guarantor under this Amended and Restated Guaranty shall be irrevocable, absolute and unconditional irrespective of, and the Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

(i) any lack of validity or enforceability of the Debentures or any agreement or instrument relating thereto;

(ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Guaranteed Obligation, or any other amendment or waiver of or any consent to departure from the Debentures, provided, however, the Guarantor shall not be liable under this Guarantee as a result of any increase in the Guaranteed Obligations resulting from the extension of additional credit to Parent or the Guarantor or otherwise;

(iii) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(iv) the existence of any claim, set-off, defense or other right that the Guarantor may have against any Person, including, without limitation, the Buyer;

(v) any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of the Buyer; or

(vi) any other circumstance (including any statute of limitations) or any existence of or reliance on any representation by the Buyer that might otherwise constitute a defense available to, or a discharge of, Parent or the Guarantor or surety.

(b) This Amended and Restated Guaranty shall continue to be effective or be reinstated, as the ease may be, if at any time any payment of any of the Guaranteed Obligation is rescinded or must otherwise be returned by the Buyer or any other Person upon the insolvency, bankruptcy or reorganization of Parent or otherwise, all as though such payment had not been made.

(c) This Amended and Restated Guaranty is a continuing guaranty and shall (i) remain in full force and effect until the payment in full, whether in cash or securities, as the case may be, of the Guaranteed Obligation and all other amounts payable under this Amended and Restated Guaranty, shall (ii) be binding upon the Guarantor, its successors and assigns and (iii) inure to the benefit of and be enforceable by the Buyer and its successors, pledgees, transferees and assigns. Without limiting the generality of the foregoing clause (iii), the Buyer may pledge, assign or otherwise transfer all or any portion of its rights under the Debentures to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such the Buyer herein or otherwise, in each ease as provided in the Debentures.

Section 4. Waivers. The Guarantor hereby waives, to the full extent permitted by applicable law, (i) promptness and diligence; (ii) notice of acceptance and notice of the incurrence of any Obligation by Parent or the Guarantor; (iii) notice of any actions taken by the Buyer under the Debentures or any other agreement or instrument related thereto; (iv) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Obligation or of the Obligation of the Guarantor hereunder, the omission of or delay in which, but for the provisions of this Section 4, might constitute grounds for relieving the Guarantor of its Obligation hereunder; (v) any right to compel or direct the Buyer to seek payment or recovery of any amounts owed under this Amended and Restated Guaranty from any one particular fund or source; (vi) any requirement that the Buyer protect, secure, perfect or insure any security interest or security interest or any property subject thereto or exhaust any right or take any action against Parent, any other Guarantor or any other Person or any collateral; and (vii) any other defense available to the Guarantor. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 4 is knowingly made in contemplation of such benefits. The Guarantor hereby waives any right to revoke this Amended and Restated Guaranty, and acknowledges that this Amended and Restated Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

Section 5.  Subrogation.

(a) Until the final payment in cash and securities pursuant to the terms of the Debentures and performance in full of all of the Obligations, the Guarantor shall not exercise any rights against Parent arising as a result of payment by Parent by way of subrogation, reimbursement, restitution, contribution or otherwise, and will not prove any claim in competition with the Buyer in respect of any payment hereunder in any insolvency proceedings; the Guarantor will not claim any set-off, recoupment or counterclaim against Parent in respect of any liability of the Guarantor to Parent; and the Guarantor and Parent waive any benefit of and any right to participate in any collateral security which may be held by the Buyer.

(b) The payment of any amounts due with respect to any indebtedness of Parent or the Guarantor for money borrowed or credit received now or hereafter owed to the Guarantor is hereby subordinated to the prior payment in full of all of the Obligations. The Guarantor agrees that, after the occurrence of any default in the payment or performance of any of the Obligations, the Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of Parent to the Guarantor until all of the Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, the Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness while any Obligations are still outstanding, such amounts shall be collected, enforced and received by the Guarantor as trustee for the Buyer and be paid over to the Buyer, on account of the Obligations without affecting in any manner the liability of the Guarantor under the other provisions of this Amended and Restated Guaranty.

Section 6. Representatives, Warranties and Covenants. The Guarantor hereby represents and warrants as follows:

(a) The Guarantor (i) is a corporation or other entity, duly organized, validly existing and in good standing under the laws of the state or other applicable jurisdiction of its organization as set forth on the first page hereof, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and to execute and deliver this Amended and Restated Guaranty and each other related document to which the Guarantor is a party, and to consummate the transactions contemplated hereby and thereby and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary and where the failure to be so qualified could reasonably be expected to have a material adverse effect.

(b) The execution, delivery and performance by the Guarantor of this Amended and Restated Guaranty and each other related document to which the Guarantor is a party (i) have been duly authorized by all necessary action, (ii) do not and will not contravene its charter or bylaws, or any applicable law or regulation or any contractual restriction binding on or otherwise affecting the Guarantor or its properties, (iii) do not and will not result in or require the creation of any lien (other than pursuant to the Debentures) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to it or its operations or any of its properties.

(c) No authorization or approval or other action by, and no notice to or filing with, any governmental agency is required in connection with the due execution, delivery and performance by the Guarantor of this Amended and Restated Guaranty or any of the other related document to which the Guarantor is a party, except for the filing of any UCC financing statement or such other registrations, filings or recordings as may be necessary to perfect any lien purported to be created by the Debentures or any related document to which the Guarantor is a party, and any public filings with the Securities and Exchange Commission.

(d) Each of this Amended and Restated Guaranty and the Debentures and related documents to which the Guarantor is or will be a party, when delivered, will be, a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws.

(e) There are no pending or written notices threatening any action, suit or proceeding affecting the Guarantor before any court or other governmental agency or any arbitrator that (x) if adversely determined could reasonably be expected to have a material adverse effect, except as disclosed in public filings with the Securities and Exchange Commission, or (y) relates to this Amended and Restated Guaranty, the Debentures or any of the related documents to which the Guarantor is a party or any transaction contemplated hereby or thereby and, as of the date hereof, the Guarantor does not hold any commercial tort claims in respect of which a claim has been filed in a court of law or a written notice by an attorney has been given to a potential defendant.

(f) The Guarantor (i) has read and understands the terms and conditions of the Debentures and the other related documents to which it is a party, and (ii) now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of Parent, and has no need of, or right to obtain from the Buyer, any credit or other information concerning the affairs, financial condition or business of Parent that may come under the control of the Buyer.

Section 7. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, the Buyer may, and is hereby authorized to, at any time and from time to time, without notice to the Guarantor (any such notice being expressly waived by the Guarantor) and to the fullest extent permitted by law, set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Buyer to or for the credit or the account of the Guarantor against any and all Obligations of the Guarantor now or hereafter existing under this Amended and Restated Guaranty or any other related document, irrespective of whether or not the Buyer shall have made any demand under this Amended and Restated Guaranty or any other related document and although such Obligation may be contingent or unmatured, the Buyer agrees to notify the Guarantor promptly after any such set-off and application made by the Buyer, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Buyer under this Section 7 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Buyer may have under this Amended and Restated Guaranty or any other related document in law or otherwise.

Section 8. Event of Default. “Event of Default” shall mean: (a) any failure by the Guarantor to pay any of the Guaranteed Obligations when due, (b) a material breach by the Guarantor under this Agreement, (c) the Guarantor shall (1) fail to, be unable to or otherwise does not generally pay its debts as they become due, (2) conceal, remove or transfer any of its assets and properties in violation or evasion of any bankruptcy, fraudulent conveyance or similar applicable law, (3) make an assignment for the benefit of its creditors, (4) petition or apply for or consent to the appointment of a receiver, trustee, assignee, custodian, sequestrator, liquidator or similar official for itself or any of its assets and properties, (5) commence a voluntary case for relief as a debtor under the United States Bankruptcy Code, (6) file with or otherwise submit to any governmental authority any petition, answer or other document seeking (A) reorganization, (B) an arrangement with creditors or (C) to take advantage of any other present or future applicable law respecting bankruptcy, reorganization, insolvency, readjustment of debts, relief of debtors, dissolution or liquidation, (7) be adjudicated bankrupt or insolvent, or (8) take any action for the purpose of effectuating, approving or consenting to any of the other actions or events described in this subsection; (d) any cease, proceeding or other action shall be commenced against the Guarantor for the purpose of effecting, or an order, judgment or decree shall be entered by any court of competent jurisdiction approving (whether in whole or in part), anything specified in subsection (d) of this Section, or any receiver, trustee, assignee, custodian, sequestrator, liquidator or other official shall be appointed with respect to the Guarantor or all or a substantial part of the assets amid properties of the Guarantor or any of its respective principals or other affiliates; and (e) one or more final judgments for the payment of money in excess of $100,000 shall be rendered against the Guarantor and the same shall remain undischarged for a period of 30 days during which levy and execution shall not be effectively stayed or contested in good faith.

Section 9. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested), telecopied or delivered, if to the Guarantor, to it at the address below its name on the signature page hereto, or if to the Buyer, to it at its addresses set forth in the Debentures; or as to either such Person at such other address as shall be designated by such Person in a written notice to such other Person complying as to delivery with the terms of this Section 8. All such notices and other communications shall be effective (i) if mailed, when received or three days after deposited in the mail, whichever occurs first, (ii) if telecopied, when transmitted and confirmation is received, or (iii) if delivered, upon delivery.

Section 10. Secured Nature of Guaranty. This Amended and Restated Guaranty is secured by the Security Agreement between the Guaranty and the Buyer dated the date hereof

Section 11. THIS AMENDED AND RESTATED GUARANTY SHALL BE DEEMED TO BE MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPALS OF CONFLICT OF LAWS THEREOF. EACH OF THE PARTIES CONSENTS TO THE JURISDICTION OF THE U.S. DISTRICT COURT SITTING IN THE SOUTHERN DISTRICT OF THE STATE OF NEW YORK OR THE STATE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, NEW YORK IN CONNECTION WITH ANY DISPUTE ARISING UNDER THIS DEBENTURE AND HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION BASED ON FORUM NON CON VENIENS TO THE BRINGING OF ANY SUCH PROCEEDING IN SUCH JURISDICTIONS.

Section 12. WAIVER OF JURY TRIAL, ETC. THE GUARANTOR HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AMENDED AND RESTATED GUARANTY OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AMENDED AND RESTATED GUARANTY, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE GUARANTOR CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF THE BUYER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BUYER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. THE GUARANTOR HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BUYER ENTERING INTO THIS AGREEMENT.

Section 13. Taxes.

(a) All payments made by the Guarantor hereunder will be made without setoff, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority (collectively, ‘Taxes”) thereof or therein with respect to such payments (but excluding any Tax imposed on or measured by the net income or net profits the Buyer imposed on it pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of the Buyer is located). If the Guarantor shall be required to deduct or to withhold any Taxes from or in respect of any amount payable hereunder or under any related document, (i) the Guarantor shall make such deduction or withholding, (ii) the Guarantor shall pay the full amount deducted or withheld to the relevant taxation authority in accordance with applicable law, and (iii) as promptly as possible thereafter, the Guarantor shall send the Buyer an official receipt (or, if an official receipt is not available, such other documentation as shall be satisfactory to the Buyer, as the ease may be) evidencing payment of the amount or amounts so deducted or withheld.

(b) In addition, the Guarantor agrees to pay any present or future taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, recordation or filing of, or otherwise with respect to, this Agreement or any related document,

Section 14. Miscellaneous.

(a) The Guarantor will make each payment hereunder in lawful money of the United States of America and in immediately available funds to the Buyer, at such address specified by the Buyer from time to time by notice to the Guarantor.

  (b) No amendment of any provision of this Amended and Restated Guaranty shall he effective unless it is in writing and signed by the Guarantor and the Buyer, amid no waiver of any provision of this Amended and Restated Guaranty, and no consent to any departure by the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Guarantor and the Buyer, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(c) No failure on the part of the Buyer to exercise, and no delay in exercising, any right hereunder, under the Debentures, or under any related document shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder, under the Debentures, or under any other related document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Buyer provided herein, in the Debentures, and in the other related document are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Buyer under the Debentures against any party thereto are not conditional or contingent on any attempt by the Buyer to exercise any of their rights under the Debentures or any other related document against such party or against any other Person.

(d) Any provision of this Amended and Restated Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction. .

(e) This Amended and Restated Guaranty shall (i) be binding on the Guarantor and its successors and assigns, and (ii) inure, together with all rights and remedies of the Buyer hereunder, to the benefit of the Buyer and their respective successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, the Buyer may assign or otherwise transfer its rights under the Debentures to any other Person, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Buyer herein or otherwise. None of the rights or Obligations of the Guarantor hereunder may be assigned or otherwise transferred without the prior written consent of the Buyer.

(f) This Amended and Restated Guaranty reflects the entire understanding of the transactions contemplated hereby shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

(g) Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 15. Effect of Restatement. This Amended and Restated Guaranty amends, restates and supersedes the Original Guaranty and does not extinguish any Obligations for the payment of money under the Original Guaranty, which Obligations shall remain in full force and effect except as modified by this Guaranty.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Guaranty Agreement to be executed by an officer thereunto duly authorized, as of the date first above written.

ULURU DELAWARE INC., a Delaware Corporation

By: /s/ Kerry P. Gray
Name: Kerry P. Gray
Title: President & CEO

SCHEDULE I

SCHEDULE OF BUYERS

Name	Signature	Address/Facsimile Number of Investors

Cornell Capital Partners, LP	By: Yorkville Advisors, its General Partner Name: Mark Angelo Its: Portfolio Manager	101 Hudson Street, Suite 3700 Jersey City, NJ 07302 (201) 985-8266

With a copy to:	Troy Rillo, Esq.	101 Hudson Street, Suite 3700 Jersey City, NJ 07302 (201) 985-8266

Prenox, LLC.	By: Prentice Capital Management LP, its Manager Name: Mathew B. Hoffman Its: General Counsel	623 Fifth Avenue, 32nd Floor New York, NY 10022 Telephone: (212) 756-8051 Facsimile: (212) 756-1471